UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 23, 2024
_______________________

              Regal Rexnord Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          111 West Michigan Street, Milwaukee, Wisconsin 53203
(Address of Principal Executive Offices, Including Zip Code)

Registrant's Telephone Number: (608) 364-8800

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	RRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
_______________________

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas E. Valentyn’s Retirement

On April 23, 2024, effective immediately following the Regal Rexnord Corporation (the “Company”) 2024 annual meeting of shareholders (the “Annual Meeting”), Thomas E. Valentyn’s role as an executive officer of the Company and the Company Secretary concluded, consistent with his previously announced retirement plans. Mr. Valentyn will continue as an Executive Vice President for a transitional period, in an advisory capacity, prior to his full retirement date of July 12, 2024. During this transitional period, Mr. Valentyn will continue to receive his regular base salary, participate in the Company’s benefit plans (pursuant to the terms and conditions of such plans) and be paid for all accrued and unused vacation and any unreimbursed business expenses in accordance with Company policy. Upon Mr. Valentyn’s retirement, his outstanding equity awards and incentive compensation will continue to be subject to the terms of the applicable Company equity incentive plans and the applicable award agreements. The Company’s Board of Directors (the “Board”) has appointed Hugo Dubovoy, Jr. to serve as Executive Vice President, General Counsel and Corporate Secretary.

Amendment and Restatement of the Company’s Supplemental Retirement Plan

On April 22, 2024, the Compensation and Human Resources Committee (the “Committee”) of the Board approved an amendment and restatement of the Company’s Supplemental Retirement Plan (as amended and restated, the “Amended and Restated SRP”) to permit the Company’s non-employee directors to defer their annual equity awards under the Amended and Restated SRP. On the same day, the Committee also approved changing the form of the non-employee directors’ annual equity awards from grants of restricted stock to grants of restricted stock units to facilitate such deferral, beginning with the grant expected to be made to the Company’s non-employee directors in May 2024. Under the terms of the Amended and Restated SRP, any portion of a non-employee director’s restricted stock unit award that is deferred will be settled in shares of the Company’s common stock at the time the non-employee director separates from the Board, in either a lump sum or installments depending on the election made by the director at the time the decision to defer the award is made.

The above description contains only a summary of the terms of the Amended and Restated SRP and is subject to and qualified in its entirety by the terms of the Amended and Restated SRP, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the new restricted stock unit form of award agreement for non-employee directors under the Company’s 2023 Omnibus Incentive Plan is attached hereto as Exhibit 10.2 and is also incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

As noted above, on April 23, 2024, the Company held its Annual Meeting for the purposes of (i) electing ten directors for terms expiring at the 2025 annual meeting of shareholders, (ii) holding a shareholder advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s 2024 proxy statement, and (iii) ratifying the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

As of the March 1, 2024 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 66,502,391 shares of the Company’s common stock were outstanding and eligible to vote. A total of 64,255,707 shares were voted in person or by proxy at the Annual Meeting.

The following are the final votes on the matters presented for approval at the Annual Meeting:

Vote on the election of ten directors for terms expiring at the 2025 Annual Meeting:

Name	For	Against	Abstain	Broker Non-Votes
Jan A. Bertsch	63,077,391	112,151	21,600	1,044,565
Stephen M. Burt	62,547,180	641,176	22,786	1,044,565
Anesa T. Chaibi	63,030,329	158,877	21,936	1,044,565
Theodore D. Crandall	62,975,641	213,837	21,664	1,044,565
Michael P. Doss	62,970,031	218,973	22,138	1,044,565
Michael F. Hilton	62,669,303	519,671	22,168	1,044,565
Louis V. Pinkham	62,832,626	355,806	22,710	1,044,565
Rakesh Sachdev	56,250,309	6,937,609	23,224	1,044,565
Curtis W. Stoelting	62,473,695	715,702	21,745	1,044,565
Robin A. Walker-Lee	62,552,621	636,914	21,607	1,044,565

Advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s 2024 proxy statement:

For	Against	Abstain	Broker Non-Votes
62,167,207	995,430	48,505	1,044,565

Vote on the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024:

For	Against	Abstain
62,688,272	1,540,547	26,888

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit Number	Exhibit Description
10.1	Regal Rexnord Corporation Amended and Restated Supplemental Retirement Plan, as amended and restated effective April 22, 2024.
10.2	Form of Restricted Stock Unit Award Agreement for Directors under the Regal Rexnord Corporation 2023 Omnibus Incentive Plan, as updated in April 2024.
104.1	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL REXNORD CORPORATION

Date: April 24, 2024          By: /s/ Hugo Dubovoy, Jr.
Hugo Dubovoy, Jr.
Executive Vice President, General Counsel and Corporate Secretary